Amendment #2

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000

Between

PRUCO LIFE INSURANCE COMPANY

(PRUCO)

And

MUNICH AMERICAN REASSURANCE COMPANY

(MUNICH)

The parties hereby agree to the following:

1. SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

AUTOMATIC ACCEPTANCE LIMIT:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the Automatic Issue Limits shown in the following tables:

US/Canadian Residents – No Foreign Travel – Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$ 70,000,000	$ 65,000,000	$ 43,000,000
	66 – 70	$ 57,000,000	$ 52,000,000	$ 33,000,000
	71 – 75	$ 43,000,000	$ 40,000,000	$ 22,000,000
	76 – 77	$ 25,000,000	$ 22,000,000	$ 15,000,000
	78 – 80	$ 21,000,000	$ 18,000,000	$ 11,000,000
	81 – 85	$ 13,000,000	$ 11,000,000	None
	86 – 90	$ 5,200,000	$ 4,200,000	None

US/Canadian Residents – No Foreign Travel – Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 - 65	$ 60,000,000	$ 60,000,000	$ 43,000,000
	66 - 70	$ 47,000,000	$ 47,000,000	$ 32,000,000
	71 - 75	$ 38,000,000	$ 38,000,000	$ 22,000,000
	76 – 77	$ 22,000,000	$ 22,000,000	$ 14,000,000
	78 - 80	$ 18,000,000	$ 18,000,000	$ 10,000,000
	81 – 85	$ 11,000,000	$ 10,000,000	None
	86 - 90	$ 4,200,000	$ 3,200,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 – 70	$ 20,000,000	$ 15,000,000	None
	71 – 75	$ 15,000,000	$ 10,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

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		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 - 65	$ 50,000,000	$ 35,000,000
	66 - 70	$ 40,000,000	$ 25,000,000
	71 - 75	$ 35,000,000	$ 15,000,000
	76 – 77	$ 15,000,000	$ 10,000,000
	78 – 80	$ 10,000,000	$ 5,000,000
	81 – 85	$ 5,000,000	None
	86 - 90	$ 1,500,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 – 70	$ 10,000,000	$ 7,500,000	None
	71 – 75	$ 7,500,000	$ 5,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts reinsured with MUNICH on that life will not exceed the amounts in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 10,000,000	$ 7,000,000
	66 – 70	$ 8,000,000	$ 5,000,000
	71 – 75	$ 7,000,000	$ 3,000,000
	76 – 77	$ 3,000,000	$ 2,000,000
	78 – 80	$ 2,000,000	$ 1,000,000
	81 – 85	$ 1,000,000	None
	86 – 90	$ 300,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 – 70	$ 2,000,000	$ 1,500,000	None
	71 – 75	$ 1,500,000	$ 1,000,000	None
	76 – 90	None	None	None

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Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Greater than Class E
Ages:	0 - 70	$ 4,000,000	$ 3,000,000	None
	71 - 75	$3,000,000	$ 2,000,000	None
	76 - 90	None	None	None

2.	SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

JUMBO LIMIT:

For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

US/Canadian Residents- No Foreign Travel

		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 90	$70,000,000	$70,000,000	$70,000,000

Note: When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, MUNICH must be notified and PRUCO shall provide the amount being issued.

US/Canadian Residents – Foreign Travel

		No Substandard Rating	Class A – E	Class F - H
Ages:	0 – 75	$35,000,000	$35,000,000	None
	76 - 90	None	None	None

Non US/Canadian Residents

		No Substandard Rating	Class A – E	Class F - H
Ages:	0 – 75	$35,000,000	$35,000,000	None
	76 - 90	None	None	None

3.	SCHEDULE A, Section 11, RISK RETENTION LIMITS shall be replaced by the following:

RISK RETENTION LIMITS:

The total amount of insurance retained on an individual life for PRUCO and its affiliates will not exceed the risk retention limits in the following tables.

Non-Smokers

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 - 65	$30,000,000	$ 25,000,000	$ 15,000,000
	66 - 70	$25,000,000	$ 20,000,000	$ 13,000,000
	71 - 75	$15,000,000	$ 12,000,000	$ 10,000,000
	76 – 80	$13,000,000	$ 10,000,000	$ 7,000,000
	81 – 85	$9,000,000	$ 7,000,000	$ 5,000,000
	86 – 90	$4,000,000	$ 3,000,000	$ 2,000,000

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Smokers

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 - 65	$20,000,000	$ 20,000,000	$ 15,000,000
	66 - 70	$15,000,000	$ 15,000,000	$ 12,000,000
	71 - 75	$10,000,000	$ 10,000,000	$ 10,000,000
	76 – 80	$10,000,000	$ 10,000,000	$ 6,000,000
	81 – 85	$7,000,000	$ 6,000,000	$ 4,000,000
	86 – 90	$3,000,000	$ 2,000,000	$ 2,000,000

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In witness of the above, PRUCO and MUNICH have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of June 1, 2002.

PRUCO LIFE INSURANCE COMPANY	MUNICH AMERICAN REASSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

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